Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Targets Confirmation, Delineation and Expansion of High Grade Gold Zone at Lookout Mountain, Nevada

Coeur d’Alene, Idaho – September 4, 2019 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) reports that exploration has commenced on its Lookout Mountain, Nevada joint venture (JV) project with PM & Gold Mines, Inc. (“PM&G”). As previously announced (see press release dated July 11, 2019 at http://timberlineresources.co/press-releases), PM&G can earn an initial 51% interest in the project by funding US$6 million over a 2-year period.

Past core and rotary drilling have partially delineated a NW-SE trend of high-grade (defined as drill hole intercepts of ≥0.10 ounces/ton (opt) (3.43 grams/tonne (g/t)), Carlin-style gold mineralization in the Lookout Mountain historical open pit mine area, where 17,700 ounces of gold averaging 0.12 opt (4.11 g/t) were produced in 1987.   These include 48 intercepts (Table 1) of ≥0.25 oz/ton ((8.6 gram/tonne (g/t), and 64 intercepts of 0.10 – 0.25 opt (3.4 – 8.6 g/t) (Figures 1, 2, 3)(see also press release dated July 11, 2019 at http://timberlineresources.co/press-releases and Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013).

The trend extends approximately 1,000 feet (305 m) within the pit area and is open to the southeast and is 100-300 feet (30–91 m) wide (Figure 2). It includes relatively flat-lying, high-grade zones at multiple elevations (Figure 3) including some exposed in the historic pit. The gold mineralization is constrained at least in part by stratigraphy and zones of collapse breccias. The breccias locally contain orpiment and realgar (arsenic sulfides), which are commonly found in many major Carlin-style gold deposits.

Figure 1. Representative Lookout Mountain Drill Core ≥ 0.5 opt (17.1 g/t) High-grade Zone Gold Assays

Drill Hole	[1]Gold (opt)	Interval (feet)	[1]Gold (g/t)	Interval (meters)
BH05-03	2.240	3.0	76.800	0.91
BH06-02	0.540	8.0	18.514	2.44
BH06-10	0.537	50	18.422	15.24
BH06-13	1.467	3.0	50.297	0.91
BHSE-037C	0.810	1.0	27.771	0.30
BHSE-126C	0.967	15.2	33.154	4.63
RTC-201	0.569	16.0	19.509	4.88
[1] See Table 1 for assay reference

Steven Osterberg, Timberline’s President and CEO, stated, “Our work with the JV has further characterized the high-grade Carlin-style gold mineralization at Lookout Mountain. Detailed pit mapping, core logging and modelling have provided a much clearer understanding of the distribution and controls of the gold mineralization. We plan to aggressively delineate the high-grade zones with core drilling anticipated to begin in September.”

Timberline Director and Nevada Carlin-style gold expert David Mathewson added: “I am excited to see the JV efforts focused on the high-grade gold trend.  From my experience on the central Carlin Trend at Rain, the Bullion District, Gold Quarry and Mike deposits, and in the North-area, the mineralization at Lookout is classic Carlin-style gold as found in many of Nevada’s very large gold deposits. There is a clear association of the gold with breccias, secondary dolomite, iron-enrichment, and anomalous arsenic and mercury.  I look forward to the fall drilling program.”

Figure 2.  Lookout Mountain Open Pit-area Drill Holes with High-grade Gold Intercepts

Au Intercepts in Drill Hole*
Au ≥ 0.25 oz/ton (8.6 g/t)
Au 0.1 - 0.25 oz/ton (3.4-8.6 g/t)
Au 0.02 - 0.1 oz/ton (0.7 - 3.4 g/t)
Au ≤0.02 oz/ton (≤0.7 g/t)
Oxide Expansion Target Area
High-Grade Zone
Historic Open Pit
NW - SE Section Line Endpoints (see Figure 3)
* See Table 1 Composite Assays
0 50100 200 Feet
0 25 50 100 Meters
Oxide Gold, North Expansion Target
Limestone
Quaternary
Dolomite
NW
Dump
Quaternary Landslide
Orpiment-Gold Discovery Zone
Jasperoid
Lookout Pit High-Grade Gold Zone
SE
Shale
Volcanics
N

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Figure 3.  Northwest-Southeast Vertical Section through Lookout Mountain Open Pit-area High-grade Gold Zone

NW
SE
BH06-5
BH05-1
BH06-13
BH06-7
BH05-3
BH06-8
BH06-14
Volcanics
unoxidized
>0.01 opt
unoxidized
Limestone
high grade
>0.10 opt
red
unoxidized
Shale
Breccia
boundary
of oxidation
jasperoid (brown)
dolomite/siderite
ankerite (orange)
oxidized
100 ft
(30 m)
0
100 ft
(30 m)
Limestone

Program Planning

A 6-month, $2.6 million program and budget include 12,000 ft (3,600 m) of core drilling and 12,500 ft (3,800 m) of reverse circulation (RC) drilling. Drill contractors have been identified and are estimated to begin drilling in September on currently approved sites.

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Core drilling will infill to test continuity of the high-grade zones, strategically twin selected historical RC holes for evaluation of relative gold recovery, and test for extensions of the high-grade gold mineralization to the southeast of the pit.  RC drilling will test for shallow, oxide gold mineralization to the immediate north and northwest of the pit.  Drilling will also test to expand the “orpiment-gold” zone (Figure 2) discovered in drilling by Timberline in 2015 (see press release dated April 20, 2015 at http://timberlineresources.co/press-releases).

Geophysical surveys (IP/resistivity and gravity) are planned to advance exploration for new zones of Carlin style gold mineralization east of the Lookout Mountain open pit, including opportunities in the historical Oswego mine area where nine grab samples collected in 2018 over a 281-foot road-cut ranged from 0.090 opt (3.086 g/t) to 1.135 opt (38.914 g/t)(see press release dated June 12,  2018 at http://timberlineresources.co/press-releases).

Table 1.   Lookout Mountain High-grade Gold (≥ 0.25 opt (8.6 g/t)) Drill Intercepts1

Drill Hole	Gold (opt)	From (feet)	To (feet)	Interval (Feet)	Gold (g/t)	From (meters)	To (meters)	Interval (Meters)
BH05-01	0.370	270	330	60	12.669	82.32	100.61	18.29
BH05-03	2.240	193	196	3	76.800	58.84	59.76	0.91
BH06-02	0.360	445	472	27	12.356	135.67	143.90	8.23
BH06-10	0.537	0	50	50	18.422	0.00	15.24	15.24
BH06-13	1.467	148	151	3	50.286	45.12	46.04	0.91
BH06-13	0.277	385	409.5	24.5	9.509	117.38	124.85	7.47
BH06-16	0.376	0	32.7	32.7	12.881	0.00	9.97	9.97
BHSE-029C	0.349	391	449	58	11.953	119.21	136.89	17.68
BHSE-032	0.425	140	150	10	14.571	42.68	45.73	3.05
BHSE-034	0.460	135	140	5	15.771	41.16	42.68	1.52
BHSE-037C	0.810	222	223	1	27.771	67.68	67.99	0.30
BHSE-126C	0.967	31	46.2	15.2	33.138	9.45	14.09	4.63
BR-1	0.424	35	75	40	14.537	10.67	22.87	12.20
BR-1	1.315	65	75	10	45.086	19.82	22.87	3.05
BR-19	0.370	35	45	10	12.686	10.67	13.72	3.05
BR-19	1.315	65	75	10	45.086	19.82	22.87	3.05
BR-19	0.323	220	235	15	11.086	67.07	71.65	4.57
BR-19	0.319	385	450	65	10.945	117.38	137.20	19.82
BR-26	0.323	440	460	20	11.057	134.15	140.24	6.10
EFL-4	0.270	95	100	5	9.257	28.96	30.49	1.52
EFL-5	0.250	0	5	5	8.571	0.00	1.52	1.52
LM-05	0.259	0	65	65	8.888	0.00	19.82	19.82
LM-13	0.360	10	15	5	12.343	3.05	4.57	1.52
RTC-201	0.317	0	46	46	10.885	0.00	14.02	14.02
RTC-201	0.504	57	65	8	17.263	17.38	19.82	2.44
RTR-020	0.520	20	25	5	17.829	6.10	7.62	1.52
RTR-044	0.338	0	65	65	11.578	0.00	19.82	19.82
RTR-044a	0.290	0	10	10	9.943	0.00	3.05	3.05

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RTR-044a	0.310	85	90	5	10.629	25.91	27.44	1.52
RTR-048	0.400	180	185	5	13.714	54.88	56.40	1.52
RTR-049	4.760	110	115	5	163.200	33.54	35.06	1.52
RTR-049	0.820	240	250	10	28.114	73.17	76.22	3.05
RTR-059	0.600	95	105	10	20.571	28.96	32.01	3.05
RTR-071	0.283	0	45	45	9.714	0.00	13.72	13.72
RTR-095	0.368	25	65	40	12.600	7.62	19.82	12.20
RTR-098	0.370	0	45	45	12.686	0.00	13.72	13.72
RTR-133	0.507	235	250	15	17.371	71.65	76.22	4.57
RTR-134	0.350	415	470	55	12.000	126.52	143.29	16.77
RTR-153	0.325	30	60	30	11.143	9.15	18.29	9.15
RTR-153	0.360	240	245	5	12.343	73.17	74.70	1.52
RTR-156	0.300	55	60	5	10.286	16.77	18.29	1.52
RTR-159	0.250	15	25	10	8.571	4.57	7.62	3.05
RTR-163	0.920	60	65	5	31.543	18.29	19.82	1.52
RTR-180	0.340	365	375	10	11.657	111.28	114.33	3.05
RTR-181	0.265	265	335	70	9.086	80.79	102.13	21.34
RTR-190	0.329	475	525	50	11.280	144.82	160.06	15.24
RTR-191	0.557	440	485	45	19.086	134.15	147.87	13.72
RTR-258	0.410	500	510	10	14.057	152.44	155.49	3.05

1 See Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013 for sample preparation, analyses, and security, and data verification

Lookout Mountain Gold Resource

Plans are to incorporate the results of the delineation of the NW-SE trending high-grade gold mineralization into an updated resource model. This high-grade trend is distinct from an existing N-S trending resource which was prepared by Mine Development Associates (“MDA”) of Reno, Nevada in 2013 (Table 2).

Table 2. Lookout Mountain Gold Resource(1)(2)(3)
Resource Category	Tons	Tonnes	Gold (opt)	Gold (g/t)	Gold Ounces
Measured	3,043,000	2,761,000	0.035	1.200	106,000
Indicated	25,897,000	23,493,000	0.016	0.549	402,000
Measured & Indicated	28,940,000	26,254,000	0.018	0.617	508,000

Inferred	11,709,000	10,622,000	0.012	0.411	141,000

Notes:

1)0.006 opt (0.21 g/t) cut-off applied to oxidized material to capture mineralization potentially available to open pit extraction and heap leach processing.  0.030 opt (1.03 g/t) cut-off applied to unoxidized material to capture mineralization potentially available to open pit extraction and lower heap leach recoveries or sulfide processing.

2)Rounding may cause apparent discrepancies.

3)Refer to Updated Technical Report on the Lookout Mountain Project, MDA, effective March 1, 2013, Filed on SEDAR April 12, 2013.

The full MDA resource study can be seen at http://timberlineresources.co/wp-content/uploads/2015/07/LookoutMt_-43-101_2013.pdf.

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About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also controls the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended Agreement and the joint venture contemplated thereby, anticipated exploration and potential of the Project, completion of the Offering, and the size of the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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